UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

September 15, 2006

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	11-3177042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21/F., Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

(852) 2833-2186

Registrant’s Telephone Number, Including Area Code

TEDA TRAVEL GROUP INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 3.02. Unregistered Sales of Equity Securities

On September 15, 2006, NCN Group Limited (“NCN Limited”), a wholly owned subsidiary of Network CN Inc. (formerly known as Teda Travel Group Inc.) (the “Company”), entered into a Consulting Services Agreement (the “Agreement”) with Parkson Investments Limited and Linmark Investments Limited, both of which are companies organized under the laws of the British Virgin Islands (the “Consultants”). Pursuant to the terms of the Agreement, the Consultants shall serve as independent consultants and advisors to NCN Limited on matters relating to the structure, terms, operation of the NCN Limited’s proposed media project (the “Project”) currently contemplated in China, and representing NCN Limited in related negotiations. In consideration of the consulting services, the Company will issue to the Consultants an aggregate of 1,500,000 shares of the Company’s restricted common stock (the “Shares”) upon completion of the Project. The Shares will not be registered with the SEC under the Securities Act of 1933, as amended, pursuant to Regulation S, promulgated thereunder.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit

Number	Description

_______________________________________________________________________

2.1       Consulting Services Agreement dated September 15, 2006, by and between NCN Group Limited, Parkson Investments Limited and Linmark Investments Limited.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NETWORK CN INC.

Date: September 15, 2006	By:	/s/ Daley Mok
Daley Mok
Chief Financial Officer